Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated 5 March 2014, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Lloyds Banking Group plc’s Annual Report on Form 20-F for the year ended December 31, 2013. We also consent to the reference to us under the heading ‘Experts’ in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom
5 March 2014